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                                                                   EXHIBIT 10.16

                            ABACUS DIRECT CORPORATION
                                8774 Yates Drive
                           Westminster, Colorado 80030


                                                     December 3, 1998


Mr. Daniel C. Snyder
c/o 8774 Yates Drive
Westminster, Colorado 80030

Dear Dan:

         This letter shall set forth our mutual understanding and agreement in connection with certain matters relating to your employment as follows:

         1. Reference is hereby made to that certain Employment Agreement (the "Employment Agreement"), dated as of August 6, 1996, between you and Abacus Direct Corporation (the "Company"). You and the Company hereby acknowledge and agree that your job title set forth in Section 1(b) of the Employment Agreement shall be changed to "President-New Markets and Chairman-Abacus Europe" and that all references to "President and Chief Operating Officer" shall be deleted in their entirety from the Employment Agreement and replaced with "President-New Markets and Chairman-Abacus Europe" in lieu thereof.

         2. Reference is hereby made to that certain Stock Option Agreement (the "Option Agreement"), dated as of September 15, 1998, between you and the Company. As you know, the Option Agreement grants the Company certain repurchase rights which terminate in 20% increments (each such 20% increment, a "Repurchase Share") on each anniversary of the date of grant. This shall serve to confirm that in the event the Company terminates your Employment Agreement for any reason other than for Cause (as defined in the Employment Agreement) prior to September 15, 1999, the Company shall be deemed to have waived a pro rata portion of the Repurchase Share which would have terminated on September 15, 1999, based upon the amount of time you were employed by the Company during the 12 month period ending on such date.

         3. Except as expressly set forth in this letter agreement, each of the Employment Agreement and the Option Agreement shall remain in full force and effect as the same was in effect immediately prior to the date of this letter agreement.

         Kindly indicate your agreement with the foregoing by signing in the space marked "ACKNOWLEDGED AND AGREED" below.


                                            ABACUS DIRECT CORPORATION

                                            By: /s/ CARLOS SALA
                                               ----------------------------
                                                Name:  Carlos Sala
                                                Title: CFO


ACKNOWLEDGED AND AGREED:

/s/ DANIEL C. SNYDER
----------------------------
Daniel C. Snyder